THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.2

CONFIDENTIAL

● 275 Madison Ave ● 4th Floor ● New York, NY 10016 ● 212.880.2060 ● 212.880.2061 ●

August 10, 2011

Kevin Buchi, Chief Executive Officer

Cephalon, Inc.

41 Moores Road

Frazer, PA 19355

Re:	Certain Development activities pursuant to the Development and Commercialization Agreement between Angioblast Systems Inc. (“Angioblast”) and Cephalon, Inc. (“Cephalon”), dated December 7, 2010 (“Agreement”)

Dear Mr. Buchi:

This letter is to confirm the understanding between Angioblast and Cephalon (each, a “Party” or collectively, the “Parties”) regarding Cephalon’s reimbursement of Angioblast’s costs and expenses for certain Development activities to be conducted by Angioblast for the Cardiovascular Product for acute myocardial infarction (“AMI”), in accordance with the terms set forth herein. All capitalized terms not defined herein will have the meaning assigned to them in the Agreement. Without limiting any rights or obligations of the Parties under the Agreement, Angioblast agrees to conduct a phase 2 clinical trial for the Cardiovascular Product for AMI (the “AMI Phase 2 Trial”) as follows:

1. JSC Subcommittee. Within ten (10) calendar days of the date of this letter, the Parties, through its representatives on the JSC, shall establish a subcommittee to oversee the management of costs and expenses incurred in Angioblast’s conduct of the AMI Phase 2 Trial as further described herein (the “AMI Subcommittee”). Each Party shall have two (2) representatives on the AMI Subcommittee with one such member having decision-making authority on behalf of the Party within the scope of responsibilities of the AMI Subcommittee. Unless otherwise agreed by the Parties, the AMI Subcommittee shall meet telephonically, by video conference or in person as reasonably necessary to conduct its obligations hereunder, but no less frequently than once every two (2) months during the conduct of the AMI Phase 2 Trial. The AMI Subcommittee shall be further managed as a “Committee” defined under the Agreement in accordance with the provisions set forth under paragraphs 3, 4, and 5 of Exhibit 3.1 of the Agreement, provided that, unless the Parties mutually agree otherwise, the AMI Phase 2 Trial may not be terminated except for safety purposes as required by any Regulatory Authority or the responsible Institutional Review Board (“IRB”).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2. AMI Phase 2 Trial. The Parties have agreed to that certain protocol entitled, “A randomized clinical trial of intracoronary infusion of immunoselected, bone marrow-derived Stro3 mesenchymal precursor cells (MPC) in the treatment of patients with ST-elevation myocardial infarction” and included in the applicable IND filed with the FDA for the conduct of the AMI Phase 2 Trial (“Protocol”). For clarity, a representative of Cephalon will be a member of the executive steering committee for the AMI Phase 2 Trial, as outlined in the Protocol. Promptly after receipt of regulatory approval of such INDs, Angioblast shall initiate the AMI Phase 2 Trial and thereafter use commercially reasonable efforts to continue such trial to completion in a timely manner in accordance with the Protocol (as may be revised as set forth in this paragraph 2). Angioblast may revise the Protocol as reasonably necessary during the conduct of the AMI Phase 2 Trial; provided that (a) any revision to the Protocol design of the AMI Phase 2 Trial shall be first submitted to the AMI Subcommittee for review and approval, and the AMI Subcommittee shall approve or disapprove such revised Protocol within fifteen (15) calendar days of its receipt thereof; and (b) any revision to the Protocol required by the applicable Regulatory Authority or IRB shall be first submitted to the AMI Subcommittee for its review and approval, and the AMI Subcommittee shall approve or disapprove, not to be unreasonably withheld, conditioned or delayed, such revised Protocol within five (5) calendar days of its receipt thereof.

3. Plan and Budget. An initial estimated plan and budget of third party costs and expenses to be incurred for the conduct of the AMI Phase 2 Trial, including for clinical trial management, laboratory testing, delivery devices for MPCs and shipping and handling, is attached hereto as Exhibit A and made a part hereof (the “Plan and Budget”). For clarity, Angioblast shall be responsible for the supply of MPCs comprising the Cardiovascular Product at its expense. Angioblast shall manage the costs and expenses of the AMI Phase 2 Trial in accordance with the Plan and Budget. Commencing upon the conclusion of the first full calendar month after enrollment of the [***] in the AMI Phase 2 Trial, Angioblast shall invoice Cephalon by the second (2nd) business day of each month for the Reimbursable Expenses incurred during the previous month in accordance with the Plan and Budget (as may be revised and updated as set forth in this paragraph 3 below), and Cephalon shall reimburse Angioblast within thirty (30) days of invoice for such Reimbursable Expenses. For purposes hereof, “Reimbursable Expenses” means third party costs and expenses reasonably allocable to those patients enrolled as the [***] patient through the last patient enrolled in excess of [***] patients, if any, and consistent with the then-current approved Plan and Budget For clarity, Cephalon’s obligation to reimburse Angioblast for amounts under this letter shall survive any termination of the Agreement-Angioblast may revise the Plan and Budget as reasonably necessary to conduct the AMI Phase 2 Trial and shall provide updates to the Plan and Budget to the AMI Subcommittee on a monthly basis during the conduct of the AMI Phase 2 Trial; provided that Angioblast shall first submit any material increase of the total budget under the Plan and Budget to an amount more than [***] of the total budget set forth in the then-current approved Plan and Budget to the AMI Subcommittee for its review and approval, and the AMI Subcommittee shall approve or disapprove such revised Plan and Budget within fifteen (15) days of its receipt thereof.

4. Audit. Upon completion or early termination of the AMI Phase 2 Trial, Cephalon shall have the right to audit the books and records of Angioblast relating to reimbursable third party costs and expenses incurred in connection with the conduct of the AMI Phase 2 Trial, at the location(s) where such books and records are maintained by Anigoblast, for purposes of ascertaining

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the accuracy of Cephalon’s payments to Angioblast under paragraph 3 above, provided that any (i) such audit shall take place by (and no later than) six (6) months after the completion or early termination of the AMI Phase 2 Trial; (ii) such audit shall be performed on behalf of Cephalon by an independent third party auditor selected by Cephalon and reasonably acceptable to Angioblast and (iii) once such an audit of the books and records of Angioblast has been completed and any discrepancies or potential discrepancies identified in such audit with respect to payments under paragraph 3 above have either been resolved or determined in reasonable detail in connection with such audit, such books and records will not be subject further audit under this paragraph 4. Such audit shall be conducted during the normal business hours of Angioblast upon at least thirty (30) days advance notice to Angioblast, and the auditor selected by Cephalon shall be required to execute a reasonable confidentiality agreement prior to commencing any such audit and shall only disclose to Cephalon (a) whether or not the relevant payments were accurate, and (b) if the payments were not accurate, the amount of any under- or over-payment, as well as detail concerning the nature, scope and circumstances of the discrepancy so that such discrepancy can be equitably resolved.

5. General. Each Party shall bear its own costs incurred in connection with its activities under this letter. The Parties further agree that unless otherwise expressly provided for otherwise in this letter, the terms and conditions of the Agreement, including Articles 8 (Confidentiality) and 9 (Intellectual Property), shall apply to the conduct of activities pursuant to this letter, as applicable, but that nothing in this letter shall be deemed to amend or modify the rights and obligations of the Parties under the Agreement. Accordingly, this letter is intended to be binding in nature whereby the Parties by signing below will form a valid and enforceable agreement under applicable law, which shall inure to the benefit of each Party, its successors and assigns. This letter shell be governed by and interpreted in accordance with the substantive laws of the State of New York and the Parties submit to the jurisdiction of the courts of New York, both state and federal. This letter may not be amended except by a writing signed by both Parties. This letter may be executed in any number of counterparts (which may be by facsimile), each of which need not contain the signature of more than one party but all such counterparts taken together shall constitute one and the same agreement.

Sincerely,

Acknowledged and agreed as of

/s/ Michael Schuster

Angioblast Systems Inc.	Cephalon, Inc.

Michael Schuster	By:	/s/ J. Kevin Buchi
EVP, Global Therapeutic Programs
275 Madison Avenue, 4[t]h Floor	Name:	J. Kevin Buchi
New York, New York 10016	Title:	CEO

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

INITIAL PLAN AND BUDGET

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